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                                                                    Exhibit 23.2


                          CONSENT OF INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 33-58309) and related Prospectus of CommNet Cellular Inc. for the registration of 330,000 shares of its common stock and to the incorporation by reference therein of our report dated December 2, 1994, with respect to the consolidated financial statements and schedules of CommNet Cellular Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1994, as amended to date, filed with the Securities and Exchange Commission.



                                                  ERNST & YOUNG LLP


Denver, Colorado
June 28, 1995